SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 3, 2002


                         THE BRAZILIAN EQUITY FUND, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


          Maryland                       005-42357               133652093
     ------------------                -------------          ------------
(State or other jurisdiction         (Commission File          (IRS Employer
     of incorporation)                    Number)            Identification No.)


           466 Lexington Avenue, New York, New York                      10017
------------------------------------------------------------           ---------
          (Address of principal executive offices)                     Zip Code



       Registrant's telephone number, including area code: (212) 875-3500


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 9. Regulation FD Disclosure

     On July 3, 2002, The Brazilian Equity Fund, Inc. (the "Fund") corrected the Fund's press release dated June 28, 2002, to properly reflect the vote required to approve a liquidation of the Fund. A liquidation of the Fund requires either the affirmative vote of the holders of seventy-five percent of the Fund's outstanding shares or, if seventy-five percent of the Fund's "Continuing Directors" approve the liquidation, the affirmative vote of the holders of a majority of the Fund's outstanding shares. A "Continuing Director" is any member of the Fund's Board of Directors who is not an Interested Party (as defined in the Fund's Articles of Incorporation) or an affiliate of any Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

     A copy of the press release issued by the Fund on July 3, 2002 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE BRAZILIAN EQUITY FUND, INC.

                                        By: /s/ Michael A. Pignataro
                                            ------------------------------
                                        Name:  Michael A. Pignataro
                                        Title: Secretary

Dated: July 3, 2002


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